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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-69812) pertaining to the 1992 Incentive and Non-Qualified Stock Option Plan of Just Toys, Inc. of our report dated March 24, 2000, with respect to the consolidated financial statements and schedule of Just Toys, Inc. for the year ended December 31, 1999 included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                  /s/EDWARD ISAACS & COMPANY LLP


White Plains, New York
March 24, 2000